UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2010

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 300, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

Joseph Marchese, age 52, was appointed Executive Vice President and Chief Credit Officer of AmericanWest Bank, the wholly-owned subsidiary of AmericanWest Bancorporation, effective September 17, 2010. Mr. Marchese replaces the prior Chief Credit Officer, Rick E. Shamberger, who resigned in February, 2010.

Mr. Marchese has more than 25 years of lending experience in commercial banks ranging in size from $750 million to more than $250 billion, including experience as a Chief Credit Officer specializing in the turn-around and management of bank loan portfolios as well as establishment and on-going management of a sound credit culture. Most recently, Marchese served as Chief Credit Officer for $1.7 billion Illinois-based Midland States Bancorp, and previously served in senior credit roles for several large banks in Florida. He graduated from Florida International University and attended the Louisiana State University Graduate Banking School.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibit No.	Exhibit Description
	99.1	Press Release dated September 21, 2010, titled “AmericanWest Bank Appoints Chief Credit Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION,
a Washington Corporation

Dated: September 21, 2010	/s/ Patrick J. Rusnak
Patrick J. Rusnak
President and Chief Executive Officer